Ex. 99.1
Business Description:

International Consolidated Companies, Inc. specializes in aggregating companies in the contact management solutions and services in the business process outsourcing (BPO) arena. The Company’s first acquisition, 121Direct Response is a national direct marketing and fulfillment firm providing services to the entertainment, communications, financial services and not-for-profit industries, as well as select direct-to-consumer opportunities.  Through additional acquisitions and the use of operational advantage the Company intends to expand its offering to include more industry targeted services and greater capacity and to improve growth and profitability for all acquired companies.

Number of employees:   505

Auditors:                      Rosenberg, Rich, Baker, Berman, & Company

Sector:                         Services

Industry:                       Diversified Services

NAICS:                        Other Support Services (561900)

QM ID:                         Business Services(760)

SIC:                             Business Services, Not Elsewhere Classified (7389)